EXHIBIT 99.1

CONSENT OF CASSEL SALPETER & CO., LLC

The Board of Directors

eDiets.com, Inc.

555 NW 12th Ave, Ste 210

Pompano Beach, FL 33069

RE:

Joint Proxy Statement/Prospectus of eDiets.com, Inc. (“eDiets”) and As Seen On TV, Inc. (“ASTV”) which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of ASTV (Registration No. 333-185688) (the “Registration Statement”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 31, 2012, to the Board of Directors of eDiets as Appendix B to the Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion in such Amendment No. 2 to the Registration Statement under the headings “SUMMARY—Opinion of eDiets’ Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—eDiets’ Reasons for the Merger and Recommendation of the eDiets’ Board of Directors,” “THE MERGER—Opinion of eDiets’ Financial Advisor” and “THE MERGER—Certain Company Projections.” The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Cassel Salpeter & Co., LLC

Dated: February 11, 2013